===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                COLONY BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                             March 22, 2002

Dear Shareholder:

         You are invited to attend our Annual Meeting of Shareholders to be held on April 23, 2002 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2001 business results and other matters of interest to our shareholders.

         We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

         We look forward to your participation in the annual meeting process.

                                                      Sincerely,

                                                      /s/ James D. Minix
                                                      -----------------------
                                                      James D. Minix
                                                      President and
                                                      Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            OF COLONY BANKCORP, INC.

                   DATE:         Tuesday, April 23, 2002

                   TIME:         6:00 p.m.

                   PLACE:        Colony Bankcorp, Inc.
                                 Corporate Offices
                                 115 South Grant Street
                                 Fitzgerald, Georgia

MATTERS TO BE VOTED ON:

       PROPOSAL I:        Election of ten directors

       PROPOSAL II:       Proposal to amend the bylaws of Colony Bankcorp, Inc.
                          to add Section 3.8 requiring mandatory retirement of directors upon reaching the age of 70 years.

         Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 15, 2002 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.


                                           By Order of the Board of Directors

                                           /s/ James D. Minix
                                           -------------------------------------
                                           James D. Minix
                                           President and Chief Executive Officer

Fitzgerald, Georgia
March 22, 2002

                              COLONY BANKCORP, INC.
                               Post Office Box 989
                             115 South Grant Street
                            Fitzgerald, Georgia 31750

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               April 23, 2002

To the shareholders of Colony Bankcorp, Inc.:

         Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, April 23, 2002 at 6:00 p.m., local time, for the following purposes:

         (1)   To elect 10 directors for a term of one (1) year; and
         (2)   To amend the bylaws of Colony Bankcorp, Inc. to add Section
               3.8 requiring mandatory retirement of directors upon reaching the age of 70 years.
         (3) To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

         The close of business on March 15, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

         Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

         A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

         You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

         More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

                                              By order of the Board of Directors

                                              /s/  James D. Minix
                                              ----------------------------------
Fitzgerald, Georgia                           James D. Minix, President
March 22, 2002                                and Chief Executive Officer

                              COLONY BANKCORP, INC.
                               Post Office Box 989
                             115 South Grant Street
                            Fitzgerald, Georgia 31750

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 April 23, 2002

     This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2002 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 23, 2002, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 6:00 p.m. local time.

     The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is March 22, 2002.

     As used in this proxy statement, the terms Colony Bankcorp, Company, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiaries.

                                     VOTING

General

     The securities which can be voted at the Annual Meeting consist of Colony Bankcorp's $1.00 par value common stock ("Colony Bankcorp stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is March 15, 2002. On the record date, 4,206,889 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

     In voting for the proposal to elect ten directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

     In voting for the proposal to amend the bylaws of Colony Bankcorp, Inc. (Proposal No. 2), you may vote in favor of or against the proposal or may abstain from voting. The vote required to approve Proposal No. 2 is governed by Georgia law and is a majority of the outstanding shares entitled to vote, provided a quorum is present. Abstentions and broker non-votes are considered in determining the number of votes required to obtain a majority of the shares represented and entitled to vote at the Annual Meeting and will have the same legal effect as a vote against such proposal.

     Our directors and executive officers hold 1,359,479.1 shares of Colony Bankcorp stock, or approximately 32.32% of all outstanding stock, and we believe that all of those shares will be voted in favor of both proposals.

Proxies

     All properly executed proxy cards delivered pursuant to this soliciation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. In voting by proxy with regard to the other proposal, you may vote for or against the proposal or abstain from voting. You should specify your choices on the proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "for" the proposals listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Ben B. Mills, Jr., at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solication of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation.

                                 Proposal No. 1
                              Election of Directors

     Our Board of Directors consists of eleven members, eight of whom are non-employee directors. The Company's bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has voted that the Board consist of ten members for the Company's ensuing fiscal year.

     The Board has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2003 annual meeting:

          Terry L. Coleman                    James D. Minix
          L. Morris Downing, Jr.              Walter P. Patten
          Terry L. Hester                     W. B. Roberts, Jr.
          Harold E. Kimball                   R. Sidney Ross
          Ben B. Mills, Jr.                   B. Gene Waldron

     Each of the nominees is currently a director, except for Mr. Waldron, who is Chairman of the Board of Colony Bank Southeast.

     The Board of Directors recommends that you vote "FOR" the proposal to elect the ten nominees names above.

     Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

     Information as of December 31, 2001 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page seven. Colony Management Services, Inc. and all listed banks are subsidiaries of the company.

Directors and Nominees:

     Terry L. Coleman. Mr. Coleman, age 58, is the Owner of Huddle House in Eastman, Georgia; He serves as a State Representative and a Director of Colony Bank of Dodge County. Mr. Coleman has been a Director of Colony Bankcorp since May, 1990.

     L. Morris Downing, Jr. Mr. Downing, age 59, is President of Lowell Packing Company. He also serves as a Director of Colony Management Services, Inc. Mr. Downing has been a director of Colony Bankcorp since July, 1994.

     Terry L. Hester. Mr. Hester, age 47, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June, 1994. He also served as Acting President and Chief Executive Officer from June, 1993 to June, 1994 and has served as Treasurer since 1982. He also serves as a Director of Colony Bank Wilcox. Mr. Hester has been a Director of Colony Bankcorp since March, 1990.

     Harold E. Kimball. Mr. Kimball, age 68, is Vice President of Dixie Electron, Inc. He also serves as Chairman of the Board of Colony Bank of Fitzgerald and as Director of Colony Management Services, Inc. Mr. Kimball has been a Director of Colony Bankcorp since November, 1982.

     Ben B. Mills, Jr. Mr. Mills, age 69, is an Attorney with Mills & Chasteen. He also serves as a Director of Colony Bank Ashburn. Mr. Mills has served as a Director of Colony Bankcorp since November, 1982 and as Secretary since June, 1993.

     James D. Minix. Mr. Minix, age 60, has served as President and Chief Executive Officer of the Company since June, 1994. Mr. Minix served as President and Chief Executive Officer of Colony Bank of Fitzgerald from January, 1993 to June, 1994. He also served as President and Chief Executive Officer of Colony Bank Ashburn from February, 1990 to December 1992. He serves as a Director for Colony Bank Southeast, Colony Bank Worth, Georgia First Mortgage and Colony Management Services, Inc. Mr. Minix has been a Director of Colony Bankcorp since March, 1994.

     Walter P. Patten. Mr. Patten, age 50, has served as Executive Vice President of the Company since May, 2000. Mr. Patten has served as President and CEO of Colony Bank Worth since January, 1992. Mr. Patten assumed responsibility for supervision of Colony Bank Ashburn in May, 2000. He serves as a Director of Colony Bank Worth, Colony Bank Ashburn, Georgia First Mortgage and Colony Management Services, Inc. Mr. Patten has been a director of Colony Bankcorp since December, 2000.

     W. B. Roberts, Jr. Mr. Roberts, age 59, is a Farmer and a Businessman. He also serves as Chairman of the Board of Colony Bank Ashburn. Mr. Roberts has been a Director of Colony Bankcorp since March, 1990.

     R. Sidney Ross. Mr. Ross, age 60, is President of Ross of Georgia, Inc. Mr. Ross has been a Director of Colony Bankcorp since November, 1982 and serves as Vice Chairman of the Board of Directors.

     B. Gene Waldron. Mr. Waldron, age 42, is President of Tri-County Gin, Inc., President of Deep South Peanut, Inc., President of Waldron Enterprises, Inc. and Vice President of Waldron Farm Service, Inc. He also serves as Chairman of the Board of Colony Bank Southeast.

     Each director serves until the annual meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers:

     James D. Minix, Terry L. Hester and Walter Patten are the only executive officers of Colony Bankcorp, Inc. Messrs. Minix, Hester and Patten were previously reported on as nominees for election as directors.

     Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause.

Meetings and Committees of the Board of Directors

     Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the four committees described below. Our Board of Directors met thirteen times during the year, and each director attended at least 75% of the meetings of the full Board and of the committees on which he serves with the exception of Mr. Coleman, who missed six meetings due to conflicts as a State Representative. Mr. Coleman stayed abreast of company activities through telephone conference calls with management and review of the company financial board package each month that he was unable to attend.

     The Executive Committee assists the Board in its duties and reviews and evaluates the Company's strategic plans. Mr. Minix, Mr. Massee (1), Mr. Ross, Mr. Kimball, Mr. Mills, Mr. Downing, and Mr. Summerlin (1) were members of this committee during the year. The committee met nine times during the year.

     The Compensation Committee determines the salaries and bonuses of the executive officers of the Company, reviews a cash incentive bonus plan and profit sharing compensation plan for employees of the Company and subsidiary banks, and evaluates the Company's various benefit programs. Mr. Minix, Mr. Massee (1), Mr. Downing, Mr. Kimball, and Mr. Shiver were members of this committee during the year. The committee met three times during the year.

     The Audit Committee reviews, with our independent accountants, the scope and results of their audit engagement and management letter, consults with management concerning our accounting methods and the adequacy of our internal controls, and oversees and reviews our internal auditing procedures. Mr. Downing, Mr. Hopkins (1), Mr. Kimball, Mr. Ralph Roberts (1) and Mr. Coleman were members of this committee during the year. This committee met twelve times during the year.

     The Asset/Liability Committee reviews and evaluates our risk management in liquidity, capital planning and asset mix, and volume controls. Mr. Downing, Mr. Hester, Mr. Bill Roberts, Mr. Summerlin (1) and Mr. Patten were members of this committee during the year. The committee met two times during the year.

(1) Messrs. Milton Hopkins, Ralph D. Roberts, Marion Massee and Joe Shiver were members of the board and various committees, all or part of 2001, and were not nominated as director nominees for election in 2002 due to reaching mandatory retirement age of 70 years. Mr. Curtis Summerlin served on the board and various committees during 2001 until his resignation from the board on November 19, 2001.

Director Compensation

         Directors of the Company receive $500 for each meeting of the Board of Directors attended and $400 for meetings not attended. Outside directors are paid $150 for attending any committee meetings of the company for which they serve.

         Directors of Colony Bank of Fitzgerald receive $400 for each meeting attended and $300 for each meeting not attended. Directors Emeritus receive $200 for each meeting attended.

         Directors of Colony Bank Ashburn receive $300 for each meeting attended and $50 for each loan and audit committee meeting attended.

         Directors of Colony Bank of Dodge County receive $300 for each meeting attended and $50 for each loan committee meeting attended.

         Directors of Colony Bank Worth receive $300 for each meeting attended.

         Directors of Colony Bank Southeast receive $300 for each meeting attended and $50 for each loan committee meeting attended.

         Directors of Colony Bank Wilcox receive $300 for each meeting attended and $50 for each loan committee meeting attended.

         Directors of Colony Management Services, Inc. receive $250 for each meeting attended.

         Directors of Colony Bank of Fitzgerald were able to defer all or a portion of director's fees in return for a deferred income agreement. Under the agreement, a Director agrees to serve for either five or ten years without director's fee compensation in exchange for an agreement by the Bank to pay the director deferred income at death, or upon attaining age 65. With the deferred compensation, the Bank has purchased key man insurance on the participating directors which will pay the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. Liabilities accrued under the plan totaled $719,265 as of December 31, 2001. Benefit payments under the contracts were $67,080 in 2001. Provisions charged to operations totaled $98,059 in 2001. All fees covered by the deferred compensation plan have been deferred and all directors are now receiving director fees. Colony Bank of Fitzgerald continues to pay premiums on the insurance policies. All directors are participating in the plan, except new directors elected since 1990.

                                 Stock Ownership

Principal Shareholders

         This table sets forth information as of February 28, 2002, regarding ownership of Colony Bankcorp by each person we believe owns more than 5% of such stock.
                                         Shares Beneficially       Percent of
Name and Address                              Owned                  Class
----------------                              -----                  -----
Robert Sidney Ross.................           533,026.5 (1)          12.67%
Post Office Box 666
Ocilla, Georgia 31774

(1) Includes 440,144 shares owned by Robert Sidney Ross; 68,949 shares owned by Ross of Georgia, Inc.; 5,762 shares owned by minor children, and 279.5 shares owned by spouse and 17,892 owned by a family trust.

Directors and Executive Officers

         The following table sets forth information as of February 28, 2002, regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.


                                           Shares Beneficially     Percent of
Name and Address                                Owned (1)             Class
----------------                                ---------             -----

Terry L. Coleman.....................           97,493.9              2.32%
   Director

L. Morris Downing, Jr................          146,802.0              3.49%
   Director

Terry L. Hester......................           82,463.3(2)           1.96%
   Director; Executive Officer

Harold E. Kimball....................           80,486.0              1.91%
   Director

Ben B. Mills, Jr.....................          136,397.0              3.24%
   Director

James D. Minix.......................           81,140.5(2)           1.93%
   Director; Executive Officer

                                           Shares Beneficially     Percent of
                                           -------------------     ----------
Name and Address                                Owned(1)              Class
----------------                                --------              -----

Walter P. Patten.......................         21,181.2(2)           0.50%
   Director; Executive Officer

W. B. Roberts, Jr......................         16,040.7              0.38%
   Director

R. Sidney Ross.........................        533,026.5             12.67%
   Director

B. Gene Waldron........................         44,345.0              1.05%
   Nominee for Director

All directors and executive officers
   as a group (10 persons)                   1,239,376.1             29.46%


(1) Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of
Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

(2) Includes shares held by Trustees of Colony Bankcorp, Inc. Profit Sharing and Stock Bonus Plan of which Mr. Hester has 38,223.4 allocated shares; Mr. Minix has 18,028.5 allocated shares, and Mr. Patten has 8,492.8 allocated shares as of December 31, 2001. Although shares are held by Trustees, all plan participants direct the Trustees in the manner in which they wish their allocated shares to be voted. Unallocated shares, if any, will not be voted pursuant to the plan.

Executive Compensation

         The following table sets forth the total annual compensation paid in each of the last three fiscal years to those persons who served as Executive Officer for any part of the preceding fiscal year and who received an annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers") in the last fiscal year.

                           Summary Compensation Table
                               Annual Compensation
                           --------------------------

                                                                                    (2)            (3)
Name and                                                       Other Annual      Long-Term      All Other
Principal Position              Year      Salary      Bonus    Compensation    Compensation    Compensation
------------------              ----      ------      -----    ------------    ------------    ------------
James D. Minix                  2001     $131,000    $ 53,056   $35,348(1)          --           --
President and Chief             2000     $131,000    $ 30,366   $36,211(1)          --           --
Executive Officer               1999     $127,000    $ 14,829   $35,820(1)          --           --
of the Company


Terry L. Hester                 2001     $ 94,000    $  9,532   $17,935(1)          --           --
Executive Vice President and    2000     $ 89,500    $  7,061   $16,501(1)          --           --
Chief Financial Officer of      1999     $ 86,000    $  5,187   $16,261(1)          --           --
the Company


Walter P. Patten                2001     $124,519    $ 28,438   $26,571(1)     $10,000(2)        --
Executive Vice                  2000     $107,885    $ 18,500   $18,744(1)     $13,500(2)        --
President of the Company;       1999     $105,000    $ 15,337   $16,825(1)          --           --
President and CEO of
Colony Bank Worth


         Name                                 2001       2000        1999
         ----                                 ----       ----        ----
     (1) Includes dollar value of Group Term Life and company vehicle provided to executive officers as follows:



         James D. Minix                    $ 1,902    $ 1,526     $ 1,509
         Terry L. Hester                   $   472    $   540     $   557
         Walter P. Patten                  $ 1,076    $   911     $   911

     Includes contribution to the profit sharing plan of Colony Bankcorp, Inc. as follows:

         James D. Minix                    $14,246    $ 2,635     $11,361
         Terry L. Hester                   $ 8,013    $ 7,561     $ 7,304
         Walter P. Patten                  $ 6,195    $ 7,533     $ 8,989

     Includes director's fees paid by the Company and its subsidiaries as follows:

         James D. Minix                    $19,200    $22,050     $22,950
         Terry L. Hester                   $ 9,450    $ 8,400     $ 8,400
         Walter P. Patten                  $19,300    $10,300     $ 6,925

(2) Mr. Patten received 1,000 shares of Colony stock with a fair market value of $10.00 per share in 2001 and received 1,000 shares of Colony stock with a fair market value of $13.50 per share in 2000 pursuant to Colony Bankcorp, Inc. Restricted Stock Grant Plan dated February 16, 1999. Shares granted are fully vested after three years. None of the other executive officers received a stock grant.

(3) There was no additional compensation for any executive officers.

Profit Sharing and Stock Bonus Plans

         Each of the subsidiary banks of the Company has adopted a profit sharing and stock bonus plan which provides for the Board of Directors to make a discretionary contribution to the plan out of profits in an amount not to exceed 10% of the total annual compensation of the employees eligible to participate in the plan. Employees are eligible to participate after completion of one year of service. The contribution by the Bank is allocated among the participants according to the ratio of the participant's compensation to the total compensation of all employees. The employee's interest vests over a period of seven years; prior to 1989 an employee's interest in its individual account vested over a period of eleven years. For the year ending December 31, 2001, the Board of Directors of the Company and subsidiary banks voted to contribute in the aggregate $383,688 of the profits of the Company to the Company's profit sharing plans.

Other Compensation and Benefit Plans

         Incentive Cash Plan. Bonuses for our Cash Incentive Plan are tied to a weighting factor, of which one-half of the bonus award is based on the Company's return on equity, along with other weighting factors of loan growth, problem asset reduction, net interest margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 6.25% to 50% of salary. The compensation listed as "bonus" in the summary compensation table for executive compensation represents payments under the cash incentive plan to the listed executive officers.

Transactions with the Company

         Loans. The Company's directors and officers from time to time have borrowed funds from the Company's subsidiaries for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

         As of December 31, 2001, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $11,166,579. Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

         In 2001, Colony Bankcorp, Inc. purchased 200,338 shares of Colony Bankcorp, Inc. common stock from Curtis Summerlin at a price of $13.00 per share. The shares were acquired as Treasury shares through the stock repurchase plan announced by the Company in October, 2001 and will be used in connection with shares issued with the acquisition of Quitman Federal in 2002. Mr. Summerlin was a director of Colony Bankcorp at the time of the transaction.

         The Company and its subsidiaries utilized the services of Mills and Chasteen, P.C. during 2001. Mr. Ben B. Mills, Jr. is a director of the Company and a partner in that law firm.


Legal Proceedings

         There are no "material" pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a colsolidated basis.

         During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Report on Executive Compensation

         The Colony Bankcorp Compensation Committee makes this report on executive compensation for the fiscal year ended December 31, 2001.

         One of the committee's responsibilities is to determine the compensation of the executive officers of Colony Bankcorp, Inc. and its subsidiaries ("Colony Bankcorp"), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, bonus awards under the Company's Incentive Cash Plan, contributions by the Company to its Profit Sharing Plan, director fees and the dollar value of our group term life insurance and company vehicles provided to executive officers.

         It is our policy to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year. Among the performance factors which we consider are corporate profitability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. We do not use a formula to calculate the relative weight of these performance factors in establishing base salary, but do give significant subjective weight to the overall value of Colony Bankcorp from year to year.

         We also take into account how the overall level of Colony Bankcorp's executive compensation compares to similar-sized bank holding companies in the Southeastern United States. It was determined that the salary and bonus component of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the executive officers were found to be generally within competitive limits.

         In setting the compensation for fiscal year 2001 of James D. Minix, the Company's President and Chief Executive Officer, which included no salary increase and a continuation of the bonus award with the Company's Cash Incentive Plan within a range of 12.50% to 50.00% of salary, we did not apply an objective formula, but did take into account the following factors:

         1. During the fiscal year 2000, Colony Bankcorp continued to increase in value as reflected by an approximate 14.85% increase in stockholder's equity from fiscal year 1999. During that same period, the market value of the Company's common stock decreased by approximately 35.00%.

         2. Colony Bankcorp posted record earnings for fiscal year 2000. Net income for 2000 increased by approximately 8.00% from 1999.

         3. Colony Bankcorp's total assets increased by approximately 19.50% from fiscal 1999 to fiscal 2000.

         The compensation committee considered similar factors in setting the compensation for Messrs. Hester and Patten.

         The Board of Directors of the Company did not modify or reject any recommendations we made in 2001 with respect to compensation decisions.

COLONY BANKCORP, INC. COMPENSATION COMMITTEE:

         L. Morris Downing, Jr.          James D. Minix
         Harold E. Kimball               Joe K. Shiver
         Marion H. Massee, III

         James D. Minix is an executive officer of the company but does not participate in any matters relating to his compensation.

Audit Committee Report

         The Audit Committee reports as follows with respect to the audit of the Company's 2001 audited consolidated financial statements.

         . The Committee has reviewed and discussed the Company's 2001 audited consolidated financial statements with the Company's management;

         . The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

         . The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No.1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditors the auditor's independence from the Company; and

         . Based on review and discussions of the Company's 2001 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2001 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

March 19, 2002                  AUDIT COMMITTEE:
                                Harold E. Kimball
                                L. Morris Downing, Jr.
                                R. Sidney Ross
                                Terry L. Coleman

Audit Committee Charter

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

Independence of Audit Committee Members

         The Company's Audit Committee is comprised of Harold E. Kimball, L. Morris Downing, Jr., R. Sidney Ross and Terry L. Coleman. Each of these members meets the requirements for independence as defined by the applicable Nasdaq standards.

                                                                       Exhibit A

                              COLONY BANKCORP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and should foster adherence to the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

               . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

               . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

               . Provide an open avenue of communications among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         The Audit Committee will primarily fulfill theses responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet monthly or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV.      RESPONSIBILITIES AND DUTIES

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

         4. Review with financial management and the independent accountants the 10-Q and 10-K prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

         Independent Accountants
         -----------------------

         5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. The committee shall receive annually from the independent accountants, a formal written statement delineating all relationships between the auditor and the company consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or service that may impact the objectivity and independence of the auditor and for taking or recommending that the full board take appropriate action to ensure the independence of the outside auditor.

         6. The Committee shall ensure the outside auditor's ultimate accountability to the Board of Directors and the audit committee, as representatives of shareholders and these shareholder representatives' shall have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

     7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     Financial Reporting Processes
     -----------------------------

     8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

     9. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     Process Improvement
     -------------------

     11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     Ethical and Legal Compliance
     ----------------------------

     15. Review activities, organizational structure, and qualification of the internal audit department.

     16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     18. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                 Proposal No. 2

     The Board of Directors recommends that shareholders approve an amendment to the bylaws of Colony Bankcorp, Inc. to add Section 3.8 requiring mandatory retirement of directors upon reaching the age of 70 years.

     At its January 17, 2002 board meeting, the Board of Directors amended the bylaws subject to ratification by a majority vote of the shareholders, to add
Section 3.8 requiring mandatory retirement of directors upon reaching the age of 70 years. If you approve this amendment, Section 3.8 of our bylaws will read as follows:

     3.8 Mandatory Retirement of Directors. Any director who reaches the age of
         ---------------------------------
     70 years at any time during the annual term of his or her term of office shall not be permitted to be appointed or reappointed as a director of the company for any term following the term during which said director has reached the age of 70 years.

     This provision shall in no way prohibit or limit the right of the corporation to appoint a person as honorary director, director emeritus or member of any advisory board established by the Board of Directors at any time regardless of age, and to be compensated as provided in Section 3.5 herein.

     The Board of Directors recommends that you vote "FOR" the proposal to amend Colony Bankcorp Inc.'s bylaws to require mandatory retirement of directors upon reaching the age of 70 years.

                       COLONY BANKCORP, INC & SUBSIDIARIES
                             SELECTED FINANCIAL DATA

The following financial information are tabular presentations of the financial condition in interest rate sensitivity of the company.

                                                                                  Year Ended December 31,

                                                                2001         2000         1999       1998          1997
                                                                ----         ----         ----       ----          ----
Selected Balance Sheet Data:
   Total Assets                                                621,575      519,903      435,272    381,348       342,947
   Total Loans                                                 456,052      388,003      315,435    252,864       234,288
   Total Deposits                                              528,017      450,012      374,450    330,746       298,162
   Investment Securities                                        77,433       68,905       61,393     69,704        56,915
   Federal Home Loan Bank Stock                                  2,214        1,610        1,426      2,094        55,045
   Stockholders' Equity                                         41,971       40,210       35,011     33,096        28,821

Selected Income Statement Data:
   Interest Income                                              45,884       41,758       33,260     30,653        28,777
   Interest Expense                                             25,740       22,265       17,114     15,521        13,992

     Net Interest Income                                        20,144       19,493       16,146     15,132        14,785
   Provision for Loan Losses                                     1,854        2,280        1,166      1,157         1,489
   Other Income                                                  4,527        3,491        3,119      2,659         2,528
   Other Expenses                                               15,507       14,004       12,017     11,090        10,601

   Income Before Tax                                             7,310        6,700        6,082      5,544         5,223
   Income Tax Expense                                            2,444        2,187        1,902      1,692         1,605

   Net Income before minority interest
     and cumulative effect                                       4,866        4,513        4,180      3,852         3,618

   Minority interest                                                --           --           --         --            --

   Net income before cumulative effect                           4,866        4,513        4,180      3,852         3,618
   Cumulative effect                                                --           --           --         --            --

     Net Income                                                  4,866        4,513        4,180      3,852         3,618

   Weighted Average Shares Outstanding                           4,422        4,439        4,435      4,426         4,346
   Shares Outstanding                                            4,241        4,440        4,435      4,426         4,346
   Intangible Assets                                               457          511          208        226           244
   Dividends Paid                                                1,055          844          621        510           435
   Average Assets                                              563,945      476,753      406,794    353,492       325,070
   Average Stockholders' Equity                                 42,697       37,238       34,204     31,524        27,396
   Net Charge-offs                                               1,356        1,301        1,210      1,006         1,349
   Reserve for Loan Losses                                       6,159        5,661        4,682      4,726         4,575
   OREO                                                          1,554          349          883        908         1,311
   Nonperforming Loans                                           8,913        5,937        5,761      6,339         5,924
   Nonperforming Assets                                         10,467        6,286        6,644      7,247         7,235
   Average Earning Assets                                      530,787      448,657      378,367    323,464       303,648
   Noninterest Bearing Deposits                                 37,744       38,649       33,720     29,216        27,320

                      COLONY BANKCORP, INC & SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                                                                  Year Ended December 31,

                                                                 2001          2000         1999        1998          1997
                                                                 ----          ----         ----        ----          ----
PER SHARE DATA:
   Net Income                                                    1.10          1.02         0.94        0.87          0.83
   Book Value                                                    9.90          9.06         7.89        7.48          6.63
   Tangible Book Value                                           9.79          8.94         7.85        7.43          6.58
   Dividends                                                     0.24          0.19         0.14        0.12          0.10

PROFITABILITY RATIOS:
   Net Income to Average Assets                                  0.86%         0.95%        1.03%       1.09%         1.11%
   Net Income to Average Stockholders'
     Equity                                                     11.40%        12.12%       12.22%      12.22%        13.21%
   Net Interest Margin                                           3.84%         4.39%        4.33%       4.66%         4.91%

LOAN QUALITY RATIOS:
   Net Charge-offs to Total Loans                                0.30%         0.34%        0.38%       0.40%         0.58%
   Reserve for Loan Losses to Total
     Loans and OREO                                              1.35%         1.46%        1.48%       1.86%         1.94%
   Nonperforming Assets to Total
     Loans and OREO                                              1.95%         1.53%        1.82%       2.50%         2.51%
   Reserve for Loan Losses to
     Nonperforming Loans                                        69.10%        95.35%       81.27%      74.55%        77.23%
   Reserve for Loan Losses to Total
     Nonperforming Assets                                       58.84%        90.06%       70.47%      65.21%        63.23%

LIQUIDITY RATIOS:
   Loans to Total Deposits                                      86.37%        86.22%       84.24%      76.45%        78.58%
   Loans to Average Earning Assets                              85.92%        86.48%       83.37%      78.17%        77.16%
   Noninterest-Bearing Deposits to Total
     Deposits                                                    7.15%         8.59%        9.01%       8.83%         9.16%

CAPITAL ADEQUACY RATIOS:
   Common Stockholders' Equity to
     Total Assets                                                6.75%         7.73%        8.04%       8.68%         8.40%
   Total Stockholder's Equity to Total
     Assets                                                      6.75%         7.73%        8.04%       8.68%         8.40%
   Dividend Payout Ratio                                        21.68%        18.70%       14.86%      13.24%        12.02%

                     COLONY BANKCORP, INC. AND SUBSIDIARIES
                         QUARTERLY RESULTS OF OPERATIONS

                                                           Three Months Ended
                                                -----------------------------------------
                                                 Dec. 31   Sept. 30    June 30   Mar. 31
                                                ---------  --------    -------   --------
2001                                             ($ in thousands, except per share data)
Interest Income                                   11,277     11,654     11,535     11,418

Interest Expense                                   6,116      6,534      6,568      6,522
                                                  ------     ------     ------     ------

Net Interest Income                                5,161      5,120      4,967      4,896

Provision for Loan Losses                            742        453        373        286

Securities Gains (Losses)                            323         --         49         15

Noninterest Income                                 1,180        990      1,013        957

Noninterest Expense                                4,130      3,899      3,792      3,686
                                                  ------     ------     ------     ------

Income Before Income Taxes                         1,792      1,758      1,864      1,896

Provision for Income Taxes                           568        598        642        636
                                                  ------     ------     ------     ------

Net Income                                         1,224      1,160      1,222      1,260
                                                  ======     ======     ======     ======

Net Income per Common Share
          Basic                                     0.29       0.26       0.27       0.28
          Diluted                                   0.29       0.26       0.27       0.28

                                                           Three Months Ended
                                                ----------------------------------------
                                                 Dec. 31   Sept. 30     June 30  Mar. 31
                                                --------   --------     -------  -------
2000                                             ($ in thousands, except per share data)
Interest Income                                   11,522     10,955      10,009     9,272

Interest Expense                                   6,362      5,958       5,164     4,781
                                                  ------     ------     -------    ------

Net Interest Income                                5,160      4,997       4,845     4,491

Provision for Loan Losses                            446        752         605       477

Securities Gains (Losses)                             --       (494)         --        --

Noninterest Income                                   916        893         835       847

Noninterest Expense                                3,670      3,405       3,353     3,082
                                                  ------     ------     -------    ------

Income Before Income Taxes                         1,960      1,239       1,722     1,779

Provision for Income Taxes                           644        400         577       566
                                                  ------     ------     -------    ------

Net Income                                         1,316        839       1,145     1,213
                                                  ======     ======     =======    ======

Net Income per Common Share
          Basic                                     0.30       0.19        0.26      0.27
          Diluted                                   0.30       0.19        0.26      0.27

                     COLONY BANKCORP,INC. AND SUBSIDIARIES
                            INTEREST RATE SENSITIVITY

         The following table is an analyis of the Company's interest rate-sensitivity position at December 31, 2001. The interest rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap. It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods. Major changes in the gap position can be, and are, made promptly as market outlooks change.


                                                                Assets and Liabilities Repricing Within
                                                                ---------------------------------------

                                                  3 Months        4 to 12                1 to 5        Over 5
($ in thousands)                                   or Less        Months     1 Year       Years        Years       Total
---------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS:
   Interest-bearing deposits                         9,877                     9,877                                9,877
   Federal Funds Sold                               30,998                    30,998                               30,998
   Investment Securities                                50        5,721        5,771       44,562       8,935      59,268
   Loans, Net of Unearned Income                   161,240      116,866      278,106      163,143      14,804     456,053
                                                   --------     --------     --------     --------     -------    --------

     Total Interest-earning assets                 202,165      122,587      324,752      207,705      23,739     556,196
                                                   --------     --------     --------     --------     -------    --------

INTEREST-BEARING LIABILITIES:
   Interest-bearing Demand deposits (1)            104,217                   104,217                              104,217
   Savings (1)                                      19,404                    19,404                               19,404
   Time Deposits                                   116,100      186,533      302,633       55,796                 358,429
   Short-term borrowings (2)                         8,657        8,637       17,294       13,135      16,500      46,929
                                                   --------     --------     --------     --------     -------    --------

     Total interest-bearing liabilities            248,378      195,170      443,548       68,931      16,500     528,979
                                                   ========     ========     ========     ========     =======    ========

   Interest rate-sensitivity gap                   (46,213)     (72,583)    (118,796)     138,774       7,239      27,217
                                                   ========     ========     ========     ========     =======    ========

   Cumulative interest rate-sensitivity gap        (46,213)    (118,796)    (118,796)      19,978      27,217
                                                   ========     ========     ========     ========     =======

   Interest rate-sensitivity gap as a
         percentage of interest-earning assets       -8.31%      -13.05%      -21.36%       24.95%       1.30%
                                                   ========     ========     ========     ========     =======


   Cummulative interest rate-sensitivity gap
         as a percentage of interest-earning
          assets                                     -8.31%      -21.36%      -21.36%        3.59%       4.89%
                                                   ========     ========     ========     ========     =======

(1) Interest- beraring Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or less.

(2) Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.

                                PERFORMANCE GRAPH

     The following graph shows the comparison of five-year cumulative total return among (1) Colony Bankcorp, Inc. common stock, (ii) the NASDAQ-Total US Index and (iii) SNL Southeast Banks Index.

                                    [GRAPH]

                                                                            Period Ending
                                        ---------------------------------------------------------------------------------------
Index                                     12/31/96       12/31/97       12/31/98       12/31/99       12/31/00       12/31/01
-------------------------------------------------------------------------------------------------------------------------------
Colony Bankcorp                         $   100.00     $   128.53     $   177.63     $   190.14     $   143.44     $   196.42
NASDAQ - Total US*                      $   100.00     $   122.48     $   172.68     $   320.89     $   193.01     $   153.15
SNL Southeast Bank Index                $   100.00     $   151.59     $   161.38     $   127.00     $   127.52     $   158.86

* Assumes $100.00 invested on December 31, 1996.

Markets for the Registrant's Common Stock and Related Stockholder Matters

     Effective April 2, 1998 Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol "CBAN". Prior to this date, there was no public market for the common stock of the registrant.

     The following table sets for the high, low and close sale prices per share of the common stock as reported on the NASDAQ National Market, and the dividends declared per share for the periods indicated.

                                                                                                     Dividend
Year Ended December 31, 2001                  High                Low               Close           Per Share
----------------------------                  ----                ---               -----           ---------
Fourth Quarter                               $13.40             $10.94             $13.40             $0.060
Third Quarter                                 12.50               9.51              10.94              0.060
Second Quarter                                12.75              10.55              11.50              0.060
First Quarter                                 13.00              10.00              11.50              0.060

Year Ended December 31, 2000
----------------------------

Fourth Quarter                               $11.75             $ 9.38             $10.00             $0.060
Third Quarter                                 11.63               9.50              10.00              0.045
Second Quarter                                12.50               7.94              12.00              0.045
First Quarter                                 14.50              10.50              11.96              0.040

     On February 16, 1999, a 100 percent stock split effected in the form of a stock dividend payable to shareholders of record on March 31, 1999 was approved by the Board. All share and per share information in this report has been restated to give retroactive effect to theses splits. The Registrant paid cash dividends on its common stock of $1,054,636 or $0.24 per share and $843,653 or $0.19 per share in 2001 and 2000 respectively. The Company's Board of Directors approved a reduction in the par value of common stock on February 16, 1999. Par value was reduced from $10 to $1 per share.

     As of December 31, 2001, the Company had approximately 1,115 shareholders of record.

                  Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based soley on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our directors and executive officers were complied within a timely manner.

                         Independent Public Accountants

     The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified. Our Board of Directors has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 2002. Representatives of that firm will be present at the Annual meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

     Audit Fees. In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2001 were approximately $92,295. This figure is based on an estimate provided by our accountants, McNair, McLemore, Middlebrooks & Co., LLP, and includes fees for services that were billed to the Company in fiscal year 2001 and 2002 in connection with the 2001 fiscal year audit.

     Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2001.

     Other Fees. During fiscal year 2001, the company was billed $42,027 by its principal accountants for services not described above. These "other fees" were for services including tax advice, consulting services, etc.

     The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company's principal accountants.

     Changes in and Disagreement with Accountants on Accounting and Financial Disclosure. There was no accounting or disclosure disagreement or reportable event with the former or current auditors that would have required the filing of a report on Form 8-K.

                     Shareholder Proposals for 2002 Meeting

     Shareholder proposals that are intended to be presented at our 2003 Meeting of Shareholders must be received by us no later than November 22, 2002, in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 5, 2003, will not be considered timely and will not be submitted to the shareholders at the 2003 annual meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

             Other Matters Which May Come Before the Annual Meeting

     Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp's best interest.

                                 Annual Reports

     Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the company a copy of its annual report to the Securities and Exchange Commission on Form 10-K (the "10-K") for the fiscal year ended December 31, 2001, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of the proxy statement.

                              COLONY BANKCORP, INC.
                               Post Office Box 989
                             115 South Grant Street
                            Fitzgerald, Georgia 31750

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

          The undersigned hereby appoints Marion H. Massee, III and James D. Minix and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 23, 2002 at 6:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

          PROPOSAL I: To elect the ten nominees listed below to serve as directors for the following year:

_________ FOR all nominees listed below     ________WITHHOLD AUTHORITY to
          except as marked to the contrary          vote for all nominees listed
          below).                                   listed below.

        ---------------------------------------------------------------


        Terry L. Coleman                    James D. Minix

        L. Morris Downing, Jr.              Walter P. Patten

        Terry L. Hester                     W. B. Roberts, Jr.

        Harold E. Kimball                   R. Sidney Ross

        Ben B. Mills, Jr.                   B. Gene Waldron






          INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:


--------------------------------------------------------------------------------
          UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL
                                                                         ---
NOMINEES LISTED ABOVE.

          The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

                           (Continued on Reverse Side)

      PROPOSAL II: To ammend the bylaws of Colony Bankcorp, Inc. to add Section
                   3.8 requiring mandatory retirement of directors upon reaching the age of 70 years:

           _____ FOR              _____ AGAINST                _____ ABSTAIN

      UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR
                                                                     ---
APPROVAL OF THE AMENDMENT TO THE BYLAWS.

      The Board of Directors recommends a vote FOR the amendment to the bylaws of the Company.

      If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

      The undersigned hereby acknowledge receipt of the annual report of the company for the fiscal year ended December 31, 2001 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

      Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

DATE:_______________________________, 2002





INDIVIDUALS:                                ENTITIES:
                                            (Please Print)

__________________________________________  ____________________________________
Name (Please Print)

                                            By:


__________________________________________  ____________________________________
Signature                                   Signature


__________________________________________  ___________________________________
Name of Joint Tenant or Tenant-In-Common,   Position
if any (Please Print)


__________________________________________
Signature of Joint Tenant or
Tenant-In-Common, if any